Exhibit 99.1

Tonix Pharmaceuticals Announces

1-for-10 Reverse Stock Split

NEW YORK, Mar. 16, 2017 (GLOBE NEWSWIRE) – Tonix Pharmaceuticals Holding Corp. (Nasdaq:TNXP) (Tonix), a company that is developing innovative pharmaceutical products to address public health challenges, announced today that it will effect a 1-for-10 reverse stock split of its outstanding common stock. This will be effective for trading purposes as of the commencement of trading on Friday, March 17, 2017.

The reverse stock split is intended to increase the per share trading price of Tonix’s common stock to satisfy the $1.00 minimum bid price requirement for continued listing on The NASDAQ Global Market (Rule 5450(a)(1)). Tonix’s common stock will continue to trade on The NASDAQ Global Market under the symbol “TNXP” and under a new CUSIP number, 890260409. As a result of the reverse stock split, every ten pre-split shares of common stock outstanding will become one share of common stock. The reverse stock split will also proportionately reduce the number of shares of authorized common stock from 150 million to 15 million shares.  The reverse split will also apply to common stock issuable upon the exercise of Tonix’s outstanding warrants and stock options.

Tonix’s transfer agent, VStock Transfer LLC, which is also acting as the exchange agent for the reverse split, will provide instructions to shareholders regarding the process for exchanging share certificates. Any fractional shares of common stock resulting from the reverse stock split will be rounded up to the nearest whole post-split share and no shareholders will receive cash in lieu of fractional shares.

The reverse stock split was previously approved by the Board of Directors of Tonix in accordance with Nevada law, under which no stockholder approval is required. Additional information about the reverse stock split can be found in Tonix’s Current Report on Form 8-K as filed with the Securities and Exchange Commission (SEC) on March 16, 2017, a copy of which is also available at www.sec.gov or in the Investor Relations section of Tonix’s website at www.tonixpharma.com.

About Tonix Pharmaceuticals Holding Corp.

Tonix is developing innovative pharmaceutical products to address public health challenges. TNX-102 SL is in Phase 3 development and has been granted Breakthrough Therapy designation by the United States Food and Drug Administration (FDA) for the treatment of posttraumatic stress disorder (PTSD). PTSD is a serious condition characterized by chronic disability, inadequate treatment options especially for military-related PTSD, and an overall high utilization of healthcare services that contributes to significant economic burdens. The Protectic™ protective eutectic and Angstro-Technology™ formulation are essential elements of the proprietary TNX-102 SL composition for which a Notice of Allowance has been issued by the U.S. Patent and Trademark Office. Other development efforts include TNX-601 (tianeptine oxalate), a clinical candidate at Pre-IND (Investigational New Drug) application stage, designed for daytime use for the treatment of PTSD, and TNX-801, a potential smallpox-preventing vaccine based on a live synthetic version of horsepox virus (HPXV). HPXV has protective vaccine activity in mice, using a model of lethal vaccinia infection. Vaccine manufacturing activities have been initiated to support further nonclinical testing of TNX-801.

This press release and further information about Tonix can be found at www.tonixpharma.com.

Forward Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements are based on Tonix's current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payor reimbursement; limited research and development efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. Tonix does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in the Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2016, and future periodic reports filed with the SEC on or after the date hereof. All of Tonix's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date hereof.

Contacts

Jessica Smiley

Investor Relations

investor.relations@tonixpharma.com

(212) 980-9155 x185

Edison Advisors (investors)

Tirth Patel

tpatel@edisongroup.com

(646) 653-7035